2010 Edition

Maximum Amount Guarantee Contract

(Applicable to guarantee provided by individual)

上海银行
Bank of shanghai

Maximum Amount Guarantee Contract

(Applicable to guarantee provided by individual)

Contract No.: 2DBSX1781202002102

Guarantor: Xu Kecheng, Zhou Fangqin        ID number: 330522196208244514

                                                               33052219640125452X

Registered residence: Changxing County        Post code:

Actual residence:                                 Post code:

Home tel:                                 Mobile phone:

Employer:                                 Position:

Address of employer:                                 Post code:

Tel of employer:                                E-mail:

Creditor: Bank of Shanghai Co., Ltd. Songshan Branch

Principal business location:                             Post code:

Tel:_________________              Fax:

Legal representative

(or person in charge): Ye Jixiong                             Position:

Authorized person:______________                    Tel:

Contact person:____________                     Tel:

E-mail:_______________                     Website:

In order to clarify rights and obligations of both parties, Creditor and Guarantor conclude this contract in accordance with Property Law of the People’s Republic of China, Security Law of the People’s Republic of China and other laws, regulations and financial regulatory provisions.

(Note: please make selection from options where there is “☐”. Marking “✓” in the “☐” indicates the according option is applicable, and marking “X” indicates not applicable.)

Article 1.    Main Credit

The Main Credit secured under this Contract is the principal of credit (including principal of borrowing, discount amount, disbursement, etc.) occurred under a series of contracts (hereinafter referred to as “Main Contract”) concluded by Creditor and the Debtor, Zhejiang Changsheng Electric Co., Ltd. during credit occurrence period provided in the Article 2 of this Contract, for business such as comprehensive credit granting, loan, project financing, trade financing, discount, overdraft, factoring, inter-bank lending and repurchase, loan commitment, guarantee, L/C, acceptance of bill, etc. (or a combination of several categories of business).

Article 2.     Occurrence Period of Credit

The occurrence period of credit commences on February 16, 2012 and ends on February 16, 2013. Any credit granting business occurring during the above period, whether its maturity date is after the end of such period or not, will bring out the credit secured under this Contract.

Article 3.     Maximum Amount of Secured Main Credit

The maximum amount of the balance of the Main Credit secured under this Contract does not exceed:

☑ Sixty million (in capitalized words) in RMB (currency);

☒        /       (in capitalized words) in       /       (currency);

☒        /       (in capitalized words) in       /       (currency).

Balance of the Main Credit = accumulative outstanding amount of Main Credit – accumulative liquidated amount of Main Credit, and the Guarantor agrees that the above balance is that beyond the equal credit amount which is secured by Debtor or third party’s pledge with deposit, certificate of deposit or national government debt.

If the Main Credit is granted with mixture of RMB and foreign currency, the maximum balance of the Main Credit means RMB balance.

Article 4.    Liquidation Term of Debt

Liquidation term of the debt by Debtor is the repayment term provided in the Main Contract mentioned in the Article 1 of this Contract.

Article 5.     Guarantee Method

Guarantor provides the joint and several guarantees to Creditor for the secured credit.

Article 6.     Scope of Guarantee

6.1.	The scope of guarantee covers: the Main Credit’s principal, interest, penalty interest, liquidated damages, compensations as provided in the Article 1 of this Contract, and bank expenses in connection with the Main Credit (including but not limited to (charges for opening L/C, L/C amendment, endorsement of B/L, acceptance, collection, risk undertaking, and notarization fee, registration fee and insurance fee, etc.), and expenses for realization of the credit (including but not limited to payment demanding expense, litigation fee, property preservation fee, enforcement fee, lawyer’s fee, expenses on disposal of collaterals, announcement fee, auction fee, transfer fee, business trip cost, etc.) and other damages caused by Debtor to the Creditor (all of the above can be referred to hereinafter as “the secured credit”).
6.2.	If the scope of guarantee exceeds maximum main credit limit as provided in the Article 3 of this Contract, Guarantor shall still undertake the security liability.
6.3.	If it is provided in the Main Contract that Debtor shall but fails to pay or fully pay the deposit, Guarantor is liable to make such payment instead of Debtor.

Article 7. Duration of Guarantee

7.1.	Duration of guarantee is two years, commencing from the date on which each debt under the Main Contract become mature. In case that the debt under the Main Contract is divided into several parts (such as drawings by installments) and their maturity dates are different from each other, the duration of guarantee shall be two years commencing upon the last Main Credit become mature. If Creditor collects the credit ahead of schedule due to default of Debtor, Guarantor shall also undertake the guarantee liability ahead of schedule.
7.1.1.	Main Credits arising out of loan, project financing, discount, overdraft and inter-bank lending shall become mature on the repayment date agreed in the Main Contracts respectively.
7.1.2.	Main Credits arising out of L/C, Letter of Guarantee (LOG) shall become mature on the repayment date indicated in the Payment Notice issued by Creditor.
7.1.3.	Main Credits arising out of documentary credit for import and export, advance against documentary collection, export invoice discounting and loan package shall become mature on the expiration date of financing provided in the contract.
7.1.4.	If Creditor and Debtor agree on extension of the debt, maturity date of the Main Credit shall be the expiration date of the extended period; and if Creditor announces the debt becomes mature ahead of schedule, the maturity date shall be the announced early expiration date.
7.2.	The period within which Guarantor shall be liable for the deposit which shall be paid or increased by Debtor is two years upon Creditor demanding such payment or increase; if Creditor demands such payment or increase by installments, the period shall be two years upon each installment.
7.3.	In case Debtor fails to liquidate the entire or part of the debt upon expiration of the term, Creditor is entitled to claim liquidation of such debt to the Guarantor.

Article 8. Sequence of Liquidation

Except for otherwise agreed on by both parties, any payment to Creditor by the Guarantor for undertaking the guarantee liability shall disburse items in the following sequence: (1) expenses and tax due to Debtor under the Main Contract; (2) compensation; (3) liquidated damages; (4) overdue payment interest and penalty interest arising under the Main Contract; (5) interest arising under the Main Contract; (6) principal and other payables under the Main Contract.

Article 9. Representation and Undertaking

9.1.	Guarantor represents hereby that:

9.1.1.	Guarantor is a natural person with full civil capacity, and also has the civil capacity to execute and perform this Contract;

9.1.2.	Guarantor has obtained necessary authorization to execute and perform obligations under this Contract, and such act does not violate any laws and regulations; execution of this Contract is the real intention of Guarantor himself/herself;

9.1.3.	Performance and enforcement of this Contract will neither conflict with laws and regulations Guarantor is subject to, nor violate any document signed by Guarantor;

9.1.4.	Guarantor does not conceal any mediation, arbitration, litigation, enforcement, claim and other events which may threaten Creditor’s benefit and none of Guarantor’s assets are subject to attachment, lien, freezing and other enforcement measures;

9.1.5.	All the materials and certificates provided by Guarantor to Creditor are of authenticity, legality and validity.

9.2.	Guarantor undertakes hereby that:

9.2.1.	Guarantor will accept and assist Creditor to verify his/her security qualification, authorization, credit status, authenticity of his/her consent to provide guarantee;

9.2.2.	Guarantor has acknowledged that his/her security liability may be exceed the maximum amount of Main Credit;

9.2.3.	If there are any other property security for the Main Credit, Creditor may choose to exercise other property security rights or claim to Guarantor for guarantee liability, and Guarantor abandons the right of defense on other property security, security sequence, change of security property and performance sequence of the guarantee under this Contract;

9.2.4.	Guarantor will provide credit reference materials including but not limited to his/her individual income tax return, deposit certificate, personal credit report;

9.2.5.	The guarantee liability of Guarantor will not change along with changes on his/her position, income status and other similar circumstances;

9.2.6.	This Contract will not be terminated along with or affected by death of Guarantor, and Guarantor is willing to undertake liquidation liability with all of his/her heritage or property; Guarantor’s heritage administers and inheritors are bound by the Guarantee Contract;

9.2.7.	During the valid term of this Contract, Guarantor (including common proprietors to his/her properties on the basis of marriage or family relationship) is prohibited to transfer or destroy his/her personal property;

9.2.8.	During the valid term of this Contract, in case Guarantor’s registered residence, actual residence, contact ways, employer, employer’s address, position and other personal basic information change, he/she shall notice in written to the Creditor within three days upon such changes.

9.2.9.	Guarantor shall notice in written to Creditor immediately upon occurrence of the following events:

9.2.9.1.	Guarantor involves or is likely to involve in significant litigation, arbitration, administrative proceeding or other judicial proceeding with adverse impact;

9.2.9.2.	Guarantor suffers serious sickness or significant accidents;

9.2.9.3.	Other events which, to the knowledge of Guarantor, may adversely affect his/her performance of obligations herein.

Article 10. Realization of Security Rights

10.1.	Upon occurrence of the following circumstances, Creditor is entitled to require Debtor liquidate the secured credit within ten working days upon receipt of the notice, which specifies total amount of the secured credit, detail of each credits within the scope of secured credits (including amount, term, category, etc.). The notice shall bind both parties, except that calculation and content in the notice has clear errors:

10.1.1.	Debtor fails to liquidate any debt under the Main Contract mentioned in the Article 1 of this Contract when it is mature;

10.1.2.	Debtor breaches the Main Contract or due to the default of Guarantor, Creditor requires Guarantor undertake guarantee liability;

10.1.3.	Debtor or Guarantor suffers bankruptcy, dissolution, liquidation, or Business License revoked, serious disease, accident, or gets involved in significant civil litigation, criminal litigation, or arbitration which affects the realization of the credit;

10.1.4.	Debtor fails to pay the deposit as required in the Main Contract, and Guarantor refuses to pay instead of the Debtor;

10.1.5.	Guarantor breaches his/her representations and undertakings herein or fails to perform other obligations herein;

10.1.6.	Other circumstances which affects realization of the credit.

Article 11. Rights and Obligations of both Parties

11.1.	Rights and obligations of Guarantor

11.1.1.	Guarantor is obliged to, within ten days upon receipt of Creditor’s notice as provided in the Article 10.1 of this Contract, pay the secured credit amount demanded in the notice and determined as per this Contract.

11.1.2.	The guarantee provided by Guarantor under this Contract is of severalty, and if there is any other security provided by third party, Guarantor shall still undertake the entire guarantee liability except as otherwise agreed by Creditor.

11.1.3.	Duties and liabilities of Guarantor under this Contract will not be released or affected by any of the following matters:

11.1.3.1.	Creditor grants a grace period for Debtor to pay off the debt or reconciliates with Debtor on liquidation of the debt;

11.1.3.2.	Any right in connection with Debtor is established, modified or terminated;

11.1.3.3.	Any other security for the secured credit is modified, delayed, becoming mature ahead of schedule, released, or cancelled partly or entirely;

11.1.3.4.	Obligations of Debtor under the Main Contract are affected due to Debtor’s bankruptcy, liquidation, dissolution or being subject to laws, regulations or administrative decrees.

11.1.4.	The Main Contract’s change bilaterally agreed Creditor and Debtor without increasing Guarantor’s guarantee liability, is not necessary to obtain Guarantor’s consent, and Guarantor is not released from the joint and several liability due to that.

11.1.5.	During the valid term of this Contract, without Creditor’s consent, Guarantor is prohibited to provide security for any other third party.

11.2.	Rights and obligations of Creditor

11.2.1.	Creditor is entitled to, at any time, require Guarantor provide references of credit such as individual income tax return, certificate of deposit, personal credit report which may reflect his/her economic status.

11.2.2.	If Guarantor fails to perform obligations herein, Creditor may directly deduct amount from his/her account in Bank of Shanghai Co., Ltd. (including any branches and sub-branches), which is equal to the secured credit.

11.2.3.	The guarantee under this Contract is independent from any other security which Creditor currently holds or may obtain in the future. Creditor may directly exercise security rights as provided in this Contract without exercising other security rights firstly.

11.2.4.	Creditor failing or delaying to exercise any part or all the rights hereunder, or allowing Debtor to delay the repayment shall not be considered as waiver of such rights, except that the Creditor abandons rights hereunder in written.

Article 12. Validity, Amendment and Termination of Contract

12.1.	This Contract will enter into force upon signature of Guarantor, and execution of legal representative (person in charge) or authorized person of Creditor as well as its company seal affixed herein.

12.2.	Upon effectiveness of this Contract, any party herein shall not amend or terminate ahead of schedule, this Contract without the other party’s consent. And any amendment or termination of this Contract shall be valid upon contract concluded by both parties in written on the basis of negotiation.

Article 13. Severalty of Contract

13.1.	This Contract is valid in severalty from the Main Contract, and the invalidity of the Main Contract will not affect this Contract’s validity. Guarantor shall undertake the civil liabilities for Debtor, arising out of the Main Contract becoming invalid entirely or in part.

13.2.	Any provision in this Contract being decided invalid will affect neither the remaining provisions’ validity nor Creditor’s rights hereunder.

Article 14. Liability of Default

After this Contract enters into force, both parties shall perform obligations herein, any party’s failure to perform all or part of which will result in according liability of default, and the violating party shall indemnify the other party all the loss arising therefrom.

Article 15. Governing Law and Resolution of Dispute

15.1.	This Contract is governed by and shall be construed in accordance with Chinese laws.

15.2.	Any dispute arising in connection with performance of this Contract may be resolved by negotiation, or directly filed to the people’s court at Creditor’s location.

15.3.	In the event that this Contract is notarized for enforcement, and Debtor fails to liquidate the entire or part of the debt when it becomes mature, or Creditor demands liquidation of the debt ahead of schedule due to the Debtor’s default, Creditor may directly apply for enforcement.

Article 16. Force Majeure

Any party, who is not able to perform this Contract due to force majeure, shall notice the other party in written within ten days upon occurrence of the force majeure event as well as provide written evidence issued by the competent authority.

Article 17. Notice and Delivery

17.1.	Notice on relevant matters required in this Contract by one party shall be in written and delivered to actual residence or principal business address of the other party.

17.2.	When being sent to address mentioned in the above paragraph, the notice is deemed to be delivered upon receipt with signature by the receiver in case of sent by personal service, or upon receipt of the telegram or fax by the receiver in case of sent by telegram or fax, or on the date of postmark affixed in the registered mail in case of sent by mail.

Article 18. Unmentioned Matters

Any matter not mentioned herein shall be subject to relevant laws, regulations and financial regulatory provisions of China.

Article 19. Note

19.1.	Before execution of this Contract, Creditor has made detailed introduction and explanation to provisions herein. Both parties have no doubt on all the provisions and understand the exact legal meaning to provisions on rights and obligations hereunder, and which release or restrict party’s liability.

19.2.	Rights and obligations of Creditor under this Contract may be exercised and performed by Creditor itself or by superior organs which control it.

Article 20. Supplementary Articles

1.	Guarantor agrees that, during the valid term of security hereunder, when the holder of commercial acceptance bill honored by Debtor applies discount business to Creditor, the Agreement on Assurance of Discount of Commercial Acceptance Bill and specific Contract on Discount of Commercial Bills shall be considered as the Main Contract referred in this Contract, and the discount amount is included in the guarantee limit and covered in the scope of security hereunder. Guarantor agrees to undertake joint and several liabilities for that as provided in this Contract.

2.	Guarantor agrees that, in case of opening L/C, LOG or Standby L/C (SLC) by Creditor upon request of Debtor, amendment to such L/C, LOG or SLC agreed by Creditor and Debtor will not be subject to consent of or additional notice to Guarantor, and such amendment shall be deemed permitted in advance by Guarantor and Guarantor’s security liability will not decrease accordingly due to this.

Article 21. Counterpart of Contract

Original of this Contract is prepared and executed in duplicate, one for Creditor, one for Guarantor, and        /       for public notary office. Number of counterparts shall be decided depending on necessity and the counterparts have the same legal effect with the original.

Creditor:	Guarantor:

Legal representative (person in charge)    (personal stamp)

or authorized person:

Date of execution: February 16, 2012

Location of execution: Songshan Branch of Bank of Shanghai

Agreement 10.63

SHG-001

ZDESX1703202021102

2010 版

最高额保证合同

（适用于个人提供保证）

上海银行

Bank of Shanghai

最高额保证合同

（适用于个人提供保证）

合同编号：ZDBSX1781202002102

保证人：徐克成
周芳英　　证件号码：330522196208244514
33052219640125452X

户籍所在地：长兴　　邮编：

实际居住地：　　邮编：

住宅电话：　　手机：

工作单位：　　职务：

单位地址：　　邮编：

单位电话：　　电子信箱：

债权人：上海银行股份有限公司杭州分行

主要营业场所：　　邮编：

电话：　　传真：

法定代表人（负责人）：叶德雄　　职务：

委托代理人：　　电话：

联系人：　　电话：

电子信箱：　　主页：

第 1 页 共 11 页

为明确双方的权利义务，债权人与保证人依照《中华人民共和国物权法》、《中华人民共和国担保法》及其他法律、法规、金融监管规定，特订立本合同，以资共同履行。

（说明：本合同中的□表示选择，选中者为☑，不选者为☒。）

第 1 条　主债权

本合同项下被担保的主债权为债权人与债务人浙江昌盛电气有限公司在本合同第 2 条约定的债权发生期间所订立的一系列（含一种或数种的联合）综合授信、贷款、项目融资、贸易融资、贴现、透支、保理、拆借和回购、贷款承诺、保证、信用证、票据承兑等业务项下具体合同（以下简称为“主合同”）所形成的债权本金（包括借款本金、贴现款、垫款等）。

第 2 条　债权发生期间

债权发生期间自2012年2月16日起至2013年2月16日止。只要授信业务发生日是在上述债权发生期间内，而不论到期日是否超出债权发生截止日均为本合同所担保的债权。

第 3 条　担保的最高主债权限额

本合同项下担保的主债权余额最高不超过：

☑（币种）人民币（金额大写）陆仟万元整

☒（币种）／（金额大写）／

☒（币种）／（金额大写）／

主债权余额=已经发生的主债权累计额-已经偿还的主债权累计额，且保证人同意上述主债权余额为债务人或第三方提供的以保证金、存单或国债质押提供担保的相等额债权以外的主债权余额。

第 2 页 共 11 页

若主债权为本外币混用的授信，则主债权最高余额系指等值人民币余额。

第 4 条 债务人履行债务的期限

债务人履行债务的期限为本合同第 1 条项下主合同约定的还款期限。

第 5 条 保证方式

保证人就被担保债权向债权人承担连带责任保证。

第 6 条 保证担保的范围

6.1 保证担保的范围为：本合同第 1 条所述的债权本金、利息、罚息、违约金、赔偿金；与主债权有关的所有银行费用（包括但不限于开证手续费、信用证修改费、提单背书费、承兑费、托收手续费、风险承担费、公证费、登记费、保险费等）；债权实现费用（包括但不限于催收费用、案件受理费、保全费、执行费、律师费、担保物处置费、公告费、拍卖费、过户费、差旅费等）以及债务人给债权人造成的其他损失（上述债权统称为“被担保债权”）。

6.2 保证担保的范围若超出本合同第 3 条规定的最高主债权限额，保证人仍应承担担保责任。

6.3 若主合同约定债务人应当缴纳保证金，但债务人未缴纳或未足额缴纳的，保证人有义务代为缴纳。

第 7 条 保证期间

7.1 保证人承担保证责任期间为主合同项下每笔债务履行期届满之日起 2 年。若主合同项下债务被划分为数部分（如分期提款），且各部分的债务履行期不相同，则保证期间为最后一笔主债务履行期届满之日起 2 年。因债务人违约，债权人提前收回债权的，保证人应当提前承担保证责任。

7.1.1 贷款、项目融资、贴现、透支、拆借的主债务履行

第 3 页 共 11 页

期届满之日为各主合同约定的到期还款日。

7.1.2 信用证、保函的主债务履行期届满之日为债权人开立的付款通知中规定的付款日。

7.1.3 进出口信用证押汇、出口托收押汇、出口发票贴现、打包贷款的主债务履行期届满之日为合同约定的融资到期日。

7.1.4 若债权人和债务人协商对债务进行展期的，主债务履行期届满之日为展期到期日，若债权人宣布债务提前到期的，届满之日为被宣布的提前到期日。

7.2 保证人对债务人缴纳、增缴保证金承担担保责任的期间为债权人要求债务人缴纳之日起 2 年；若债权人分次要求的，则为每次要求缴纳、增缴之日起 2 年。

7.3 部分或全部债务履行期届满，债权人未受清偿的，债权人均有权要求保证人承担保证责任。

第 8 条　债务清偿顺序

除非双方另有约定，对于保证人为履行保证责任而向债权人支付的任何款项，按下列顺序清偿：(1) 支付债务人在主合同项下的应付费用和税金；(2) 损害赔偿金；(3) 违约金；(4) 主合同项下的逾期利息和罚息；(5) 主合同项下的利息；(6) 主合同项下的本金和其他应付款项。

第 9 条　声明与承诺

9.1 保证人声明：

9.1.1 保证人是具有完全民事行为能力的自然人，具有订立和履行本合同的民事行为能力；

9.1.2 保证人签署及履行本合同项下的义务，已取得所有必需的授权且不违反任何法律法规的规定，在本合同上保证人的签署是其本人的真实意思表示；

第 4 页 共 11 页

9.1.3 本合同的履行和强制执行不会与保证人必须遵守的法律、法规相抵触，也不会与保证人所签署的任何文件相违背；

9.1.4 保证人未隐瞒所涉及的调解、仲裁、诉讼、强制执行、索赔事件和其他可能危及债权人权益的事件。其任何资产均没有受到查封、扣押、冻结等其他强制执行措施；

9.1.5 保证人向债权人提供的所有资料及证明文件均真实、合法、有效。

9.2 保证人承诺：

9.2.1 接受并配合债权人对保证人的担保资格、权限、资信状况、同意提供保证的意思表示真实性的核查；

9.2.2 保证人已知晓其承担担保责任的范围可能超出主债权最高限额；

9.2.3 如被担保债权项下存在任何其他物的担保，债权人有权选择行使其他物的担保或要求保证人承担保证责任，保证人放弃对其他物的担保、担保顺位、担保物变更和本保证责任履行的先后次序的抗辩权；

9.2.4 按债权人的要求，提供包括但不限于个人所得税单、存款证明、个人信用报告等资信证明资料；

9.2.5 保证人的保证责任不因职务升降、收入状况等类似情况的改变而变化；

9.2.6 本合同不因保证人的死亡而终止或受到不利影响，保证人自愿以全部遗产或财产承担清偿责任，保证人的遗产管理人及遗产继承人受保证合同的约束；

9.2.7 本合同有效期内，保证人（包括基于婚姻、家庭等关系享有或可能享有保证人财产的共有权人）不恶意转移、

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毁损个人财产；

9.2.8 在本合同有效期内，若保证人户籍所在地、实际居住地、联系方式、工作单位、单位地址、职务等个人基本情况发生变化的，应在变更后三日内通知债权人；

9.2.9 发生下列事项之一，保证人应立即书面通知债权人：

9.2.9.1 保证人卷入或即将卷入重大不利影响的诉讼、仲裁、行政或其他司法程序；

9.2.9.2 保证人遭遇重大疾病、重大意外事件等；

9.2.9.3 保证人知悉可能会对其履行本合同项下的义务有重大不利影响的其他事件。

第 10 条 担保权利的实现

10.1 发生下列情形之一，债权人有权书面通知保证人在收到通知后的十个工作日内向债权人清偿被担保债权，通知内容应当包括被担保债权的总额以及被担保债权范围内的每一笔具体债权的详情（包括金额、期限、种类等），除非债权人的该等计算和通知的内容存在明显的错误，否则通知应当对双方具有约束力：

10.1.1 债务人到期未履行本合同第 1 条所述主合同项下任意一笔债务的；

10.1.2 发生主合同项下债务人违约或因保证人在本合同项下违约，债权人提前要求保证人承担担保责任的；

10.1.3 债务人或保证人发生破产、解散、清算、吊销营业执照，遭遇重大疾病、意外事故，涉及重大民事、刑事诉讼、仲裁等影响债权人债权实现的情形的；

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10.1.4 根据主合同要求缴纳（或补缴）保证金，债务人未能履行相应义务，且保证人拒绝代为缴纳的；

10.1.5 保证人违背所作声明与承诺或者不履行本合同其他义务的；

10.1.6 影响债权人实现债权的其他情形。

第11条　双方的权利和义务

11.1 保证人的权利和义务

11.1.1 保证人有义务在接到债权人根据第10.1条发出的书面通知之日起十日内向债权人支付通知中载明的根据本合同确定的被担保债权的金额。

11.1.2 保证人所提供的保证为独立保证，如有第三人亦为债务人履行合同提供担保，除经债权人同意外，保证人仍应承担全部保证责任。

11.1.3 保证人在本合同项下的责任和义务不因下列事项而解除或受到影响：

11.1.3.1 债权人给予债务人还款时间上的宽限或与债务人协商债务和解；

11.1.3.2 针对债务人设定、变更或解除任何权利；

11.1.3.3 被担保债权项下的其他担保有变更、迟延履行、加速到期、解除、全部或部分丧失的；

11.1.3.4 由于债务人破产、清算、解散或由于任何法律、法规或行政命令等其他事件，而导致债务人在主合同项下的义务受到影响的。

11.1.4 债权人与债务人变更主合同的，在不增加保证人保证责任的前提下，无需取得保证人同意，保证人不能因此而

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免除连带保证责任。

11.1.5 在本合同有效期内，未经债权人同意，保证人不得再为其他任何第三方提供担保。

11.2 债权人的权利和义务

11.2.1 债权人有权随时要求保证人提供反映其经济状况的个人所得税单、存款证明、个人信用报告等资信证明资料。

11.2.2 保证人未按本合同的约定履行保证责任，债权人有权直接扣划保证人在上海银行股份有限公司(含各级分支机构)开立的任何账户中的款项，以清偿保证人所担保的债权。

11.2.3 本合同项下的保证独立于债权人现在或将来可能取得的任何担保权利。债权人可不先行使其他担保权利而直接行使本合同项下的担保权利。

11.2.4 除债权人以书面形式表示放弃本合同项下权利外，对全部或部分权利未行使、迟延行使，或同意债务人延期还款等均不视为对权利的放弃。

第 12 条　合同的生效、变更和解除

12.1 本合同经保证人签字、债权人的法定代表人（负责人）或委托代理人签章并加盖公章后生效。

12.2 本合同生效后，任何一方不得擅自变更或提前解除。需要变更或解除的，应经双方协商一致，并达成书面合同。

第 13 条　合同独立性

13.1 本合同独立于主合同，主合同的无效或不再继续有效不影响本合同的效力。保证人对债务人因主合同无效或部分无效而应承担的民事责任承担担保责任。

13.2 本合同的部分条款无效不影响其余条款的有效性，

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亦不影响债权人的权利。

第 14 条　违约责任

本合同生效后，双方均应履行本合同约定的义务，任何一方不履行或不完全履行的，应当承担相应的违约责任，并赔偿由此给对方造成的损失。

第 15 条　适用法律和争议解决

15.1 本合同适用中国法律并依其解释。

15.2 双方在履行本合同中发生争议，可以协商解决，也可直接向债权人所在地人民法院提起诉讼。

15.3 本合同如经强制执行公证，当债务履行期届满，债务人不履行或不完全履行债务或因债务人违约债权人提前实现债权时，可直接依法申请强制执行。

第 16 条　不可抗力

如因不可抗力而导致任何一方无法依本合同履行其义务时，该方应于不可抗力发生之日起十日内书面通知对方，并提交有关部门出具的证明不可抗力发生的书面材料。

第 17 条　通知方式和送达

17.1 合同双方有关事项的通知应以书面形式按本合同列明的实际居住地或主要营业场所送达对方。

17.2 按上述地址发送时，下列日期视为送达：专程送达的，为收件人签收之日；采用电报、传真方式的，为电报、传真到达对方时；采用邮寄方式的，为投寄挂号信邮戳之日。

第 18 条　未尽事宜

本合同未尽事宜按国家有关法律、法规、金融监管规定执行。

第 19 条　提示说明

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19.1　在签署本合同时，债权人就本合同的条款已向保证人进行了详细的说明和解释，双方对合同条款均无疑义，并对当事人有关权利义务和责任限制、免除条款的法律含义有准确无误的理解。

19.2　本合同项下债权人的权利和义务，可以由本合同的债权人享有和履行，也可以由债权人所属的上级机构享有和履行。

第 20 条　协商补充

1、本保证人同意在本合同的担保有效期内由债务人承兑的商业承兑汇票通过持票人在债权人处办理贴现业务的，持票人与债权人签订的《商业承兑汇票保贴协议》及具体《商业汇票贴现合同》视为本合同所担保的主合同，贴现金额纳入担保额度，属于本合同担保的范围，保证人同意按本合同的约定承担连带担保责任。

2、本保证人同意债权人向债务人提供开立信用证、开立保函或备用信用证业务的，债权人与债务人对信用证、保函或备用信用证的任何修改，无需征得本保证人的同意或另行通知本保证人，该等修改视为已征得本保证人的事先同意，本保证人的担保责任不因此而减免。

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第 21 条　合同份数

合同正本一式 贰 份，债权人执 壹 份、保证人执 壹 份，公证机关执 / 份。副本份数按需确定且与正本法律效力相同。

债权人：（公章）上海银行股份有限公司杭州分行 合同专用章

保证人：[illegible]（签字）

（私章）

法定代表人（负责人）

或委托代理人：叶继雄印（签章）

签约时间：2012 年 2 月 16 日

签约地点：上海银行杭州分行

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